EXHIBIT 10.1



                         -------------------------------


                         DISCUS ACQUISITION CORPORATION

                         -------------------------------


                            STOCK PURCHASE AGREEMENT

                                      WITH

                       NORTHLAND BUSINESS CAPITAL, L.L.P.


                                 January 9, 1996


                                TABLE OF CONTENTS

1. AUTHORIZATION OF SECURITIES....................................................................................1

2. SALE AND PURCHASE OF SECURITIES................................................................................1

3. CLOSING........................................................................................................1

4. RESTRICTION ON TRANSFER OF SECURITIES..........................................................................2

4.1 RESTRICTIONS..................................................................................................2
4.2(A)  LEGEND....................................................................................................2
(B) STOP TRANSFER ORDER...........................................................................................3
4.3 REMOVAL OF LEGEND.............................................................................................3
4.4 REGISTER OF SECURITIES........................................................................................3

5. REPRESENTATIONS AND WARRANTIES BY COMPANY......................................................................3

5.1 ORGANIZATION, STANDING, ETC...................................................................................3
5.2 QUALIFICATION.................................................................................................4
5.3 FINANCIAL STATEMENTS..........................................................................................4
5.4 TAX RETURNS AND AUDITS........................................................................................4
5.5 CHANGES, DIVIDENDS, ETC.......................................................................................4
5.6 TITLE TO PROPERTIES AND ENCUMBRANCES..........................................................................5
5.7 LITIGATION; GOVERNMENTAL PROCEEDINGS..........................................................................5
5.8 COMPLIANCE WITH APPLICABLE LAWS AND OTHER INSTRUMENTS.........................................................6
5.9 CLASS B SHARES AND CONVERSION STOCK...........................................................................6
5.10 SECURITIES LAWS..............................................................................................6
5.11 CAPITAL STOCK................................................................................................7
5.12 OUTSTANDING DEBT.............................................................................................7
5.13 ASSETS AND CONTRACTS.........................................................................................7
5.14 CORPORATE ACTS AND PROCEEDINGS...............................................................................8
5.15 NO BROKERS OR FINDERS........................................................................................8
5.16 CONFLICTS OF INTEREST........................................................................................8
5.17 LICENSES.....................................................................................................8
5.18 REGISTRATION RIGHTS..........................................................................................9
5.19 RETIREMENT PLANS.............................................................................................9
5.20 ENVIRONMENTAL AND SAFETY LAWS................................................................................9
5.21 ACQUISITION AGREEMENT........................................................................................9
5.22 DISCLOSURE...................................................................................................9

6. REPRESENTATIONS AND WARRANTIES OF PURCHASER....................................................................9

6.1 INVESTMENT INTENT.............................................................................................9
6.2 LOCATION OF PRINCIPAL OFFICE AND QUALIFICATION AS ACCREDITED INVESTOR........................................10
6.3 ACTS AND PROCEEDINGS.........................................................................................10
6.4 NO BROKERS OR FINDERS........................................................................................10

7. CONDITIONS OF THE PURCHASER'S OBLIGATION......................................................................10

7.1 NO ERRORS, ETC...............................................................................................11
7.2 COMPLIANCE WITH AGREEMENT....................................................................................11
7.3 CERTIFICATE OF OFFICERS......................................................................................11
7.4 OPINION OF COMPANY'S COUNSEL.................................................................................11
7.5 NO EVENT OF DEFAULT..........................................................................................14
7.6 QUALIFICATION................................................................................................14
7.7 PROCEEDINGS AND DOCUMENTS....................................................................................14
7.8 CO-SALE AGREEMENTS...........................................................................................14
7.9 CAPITAL ADEQUACY.............................................................................................14
7.10 CORPORATE STRUCTURE.........................................................................................14
7.11 UP-FRONT FEE................................................................................................15
7.12 TAX MATTERS.................................................................................................15
7.13 EMPLOYMENT AGREEMENTS.......................................................................................15
7.14 REVOLVER AVAILABILITY.......................................................................................15
7.15 CONSULTING AGREEMENT........................................................................................15

8. AFFIRMATIVE COVENANTS.........................................................................................15

8.1 CORPORATE EXISTENCE..........................................................................................15
8.2 BOOKS OF ACCOUNT AND RESERVES................................................................................15
8.3 FURNISHING OF FINANCIAL STATEMENTS AND INFORMATION...........................................................16
8.4 INSPECTION...................................................................................................17
8.5 PREPARATION AND APPROVAL OF BUDGETS..........................................................................17
8.6 PAYMENT OF TAXES AND MAINTENANCE OF PROPERTIES...............................................................18
8.7 INSURANCE....................................................................................................18
8.8 PAYMENT OF INDEBTEDNESS AND DISCHARGE OF OBLIGATIONS.........................................................19
8.9 DIRECTORS' AND STOCKHOLDERS' MEETINGS........................................................................19
8.10 REPLACEMENT OF CERTIFICATES REPRESENTING CLASS B SHARES OR CONVERSION STOCK.................................20
8.11 APPLICATION OF PROCEEDS.....................................................................................20
8.12 RETIREMENT PLANS............................................................................................20
8.13 FILING OF REPORTS...........................................................................................20
8.14 RULE 144A...................................................................................................21

9. NEGATIVE COVENANTS............................................................................................21

10. CONVERSION STOCK.............................................................................................22

10.1 CONVERSION OF CLASS B SHARES................................................................................22
10.2 STOCK FULLY PAID; RESERVATION OF CLASS B SHARES.............................................................22
10.3 ADJUSTMENT OF NUMBER OF CLASS B SHARES AND CONVERSION PRICE.................................................22

11. REGISTRATION OF STOCK........................................................................................22

11.1 REQUIRED REGISTRATION.......................................................................................22
11.2 INCIDENTAL REGISTRATION.....................................................................................23
11.3 REGISTRATION PROCEDURES.....................................................................................24
11.4 EXPENSES....................................................................................................26
11.5 INDEMNIFICATION.............................................................................................27

12. DEFAULT......................................................................................................28

12.1 EVENTS OF DEFAULT...........................................................................................28
12.2 SUITS FOR ENFORCEMENT.......................................................................................29
12.3 REMEDIES CUMULATIVE.........................................................................................29
12.4 REMEDIES NOT WAIVED.........................................................................................29

13. DEFINITIONS..................................................................................................29

13.1 "ADDITIONAL CLASS B SHARES OF COMMON STOCK".................................................................30
13.2 "COMMON STOCK"..............................................................................................30
13.3 "COMPANY"...................................................................................................30
13.4 "COMPANY STOCK OPTION PLAN".................................................................................30
13.5 "CONVERSION PRICE"..........................................................................................30
13.6 "CONVERTIBLE SECURITIES"....................................................................................30
13.7 "FORM 8-K REPORT"...........................................................................................30
13.8 "INDEBTEDNESS FOR BORROWED MONEY"...........................................................................30
13.9 "PERMITTED LIENS"...........................................................................................30
13.10 "PURCHASED STOCK"..........................................................................................31
13.11 "SELLER INDEBTEDNESS"......................................................................................31
13.12 "SUBSIDIARY"...............................................................................................31

14. CONSENTS; WAIVERS AND AMENDMENTS.............................................................................31

15. CHANGES, WAIVERS, ETC........................................................................................32

16. PAYMENT OF FEES AND EXPENSES OF PURCHASER....................................................................32

17. NOTICES......................................................................................................32

18. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC..............................................................32

19. PARTIES IN INTEREST..........................................................................................33

20. HEADINGS.....................................................................................................33

21. CHOICE OF LAW................................................................................................33

22. COUNTERPARTS.................................................................................................33


EXHIBIT 1 -- Class B Stock Provisions
EXHIBIT 2 -- Disclosure Schedule
EXHIBIT 3 -- Financial Statements
EXHIBIT 4 -- Contracts
EXHIBIT 5 -- Form of Co-Sale Agreement



                         DISCUS ACQUISITION CORPORATION

                            STOCK PURCHASE AGREEMENT


                                                                 January 9, 1996


To Northland Business Capital, L.L.P.,
     (the "Purchaser")

Ladies and Gentlemen:

         In consideration of the agreement of the Purchaser to purchase the Class B Shares (as hereinafter defined), as provided for herein, the undersigned, DISCUS ACQUISITION CORPORATION, a Minnesota corporation (the "Company"), hereby agrees with the Purchaser as follows:

         1. Authorization of Securities. The Company proposes to authorize, issue and sell an aggregate of up to 1,227,273 class B common shares, to be issued pursuant to and be entitled to the benefits of the provisions of a Certificate of Designation containing the terms set forth in Exhibit 1 hereto (the "Class B Stock Provisions"). The term Class B Shares as used herein shall mean the class B common shares issued to the Purchaser on the Closing Date and any additional shares of class B common shares of the Company issued to the Purchaser.

         The Class B Shares shall be convertible into shares of the Company's Common Stock (such shares of Common Stock into which the Class B Shares are convertible and all shares of Common Stock of the Company issued in exchange or substitution therefor being hereinafter sometimes referred to as the "Conversion Stock"), initially at the rate of one share of Common Stock for each Class B Share (subject to adjustment as hereinafter provided), all as more fully set forth in the Class B Stock Provisions. The Class B Shares shall be subject in all respects to all of the other provisions of the Class B Stock Provisions.

         2. Sale and Purchase of Securities. Subject to the terms and conditions hereof, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 1,227,273 Class B Shares at an aggregate purchase price of $1,350,000.

         3. Closing. The closing of the sale to, and purchase by, the Purchaser of the Class B Shares (the "Closing") shall occur at the offices of Briggs and Morgan, Minneapolis, Minnesota, at the hour of 9:00 A.M., Minneapolis time, on January 9, 1996 or on such other day or at such other time or place as the Purchaser and the Company shall agree upon (the "Closing Date").

         At the Closing the Company will deliver to the Purchaser certificates representing the Class B Shares being purchased by the Purchaser, registered in the name of the Purchaser (or in the name of its nominee as may be specified to the Company at least 48 hours prior to the Closing Date), against payment to the Company of the purchase price of the Class B Shares being purchased by the Purchaser, by wire transfer of federal or other immediately available funds to such account as shall be specified by the Company in writing.

         4. Restriction on Transfer of Securities.

                  4.1 Restrictions. The Class B Shares and the Conversion Stock are transferable only pursuant to (a) a public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), (b) Rule 144 (or any similar rule then in effect) adopted under the Securities Act, if such rule is available, and (c) subject to the conditions elsewhere specified in this Section 4, any other legally available means of transfer.

                  4.2(a) Legend. Each certificate representing Class B Shares shall be endorsed with the following legend:

                  "The securities evidenced hereby may not be transferred without (i) the opinion of counsel satisfactory to the Company that such transfer may be lawfully made without registration under the Federal Securities Act of 1933 and all applicable state securities laws or (ii) registration under the Federal Securities Act of 1933 and all applicable state securities laws."

Upon the conversion of any Class B Shares, unless the Company receives an opinion of counsel from the holder of such a security satisfactory to the Company to the effect that a sale, transfer, assignment, pledge or distribution of the Conversion Stock issuable upon such conversion may be made without registration, or unless such Conversion Stock is being disposed of pursuant to registration under the Securities Act and any applicable state act, the same legend shall be endorsed on the certificate evidencing such Conversion Stock.

         The aforesaid legend shall be removed with respect to securities held for at least three years (including, with respect to the Conversion Stock the period during which the related converted Class B Shares had been held) by a person who has not been an affiliate of the Company (as defined in Rule 144 under the Securities Act) during the three months preceding the request for removal of such legend. The foregoing legend removal requirement is based on Rule 144(k) under the Securities Act as currently in force, and assumes that such Rule (or a successor thereto) in substantially its current form shall be in effect at the time of any such request for legend removal.

         (b) Stop Transfer Order. A stop transfer order shall be placed with the Company's transfer agent preventing transfer of any of the securities referred to in paragraph (a) above pending compliance with the conditions set forth in any such legend (except as otherwise provided in paragraph (a) above).

                  4.3 Removal of Legend. Any legend endorsed on a certificate or instrument evidencing a security pursuant to Section 4.2 hereof shall be removed, and the Company shall issue a certificate or instrument without such legend to the holder of such security, (a) in accordance with Section 4.2(a) hereof, (b) if such security is being disposed of pursuant to registration under the Securities Act and any applicable state acts or pursuant to Rule 144 or any similar rule then in effect, or (c) if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a sale, transfer, assignment, offer, pledge or distribution for value of such security may be made without registration and that such legend is not required to satisfy the applicable exemption from registration.

                  4.4 Register of Securities. The Company or its duly appointed agent shall maintain a separate register for the Class B Shares in which it shall register the issuance and transfer of all Class B Shares. All transfers of Class B Shares shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of such securities as the actual owner of the securities so registered until the Company or its agent is required to record a transfer of such securities on its register. The Company or its agent shall be required to record any such transfer when it receives (a) the security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing, and (b) the opinion of counsel referred to in Sections 4.2 and 4.3 hereof or evidence of compliance with the registration provisions referred to in those Sections.

         5. Representations and Warranties by Company. Except as disclosed in
Exhibit 2 hereto, the Company represents and warrants to the Purchaser that:

                  5.1 Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted. The Company has the requisite corporate power and authority to issue the Class B Shares and the Conversion Stock, and to otherwise perform its obligations under this Agreement. The copies of the Articles of Incorporation and Bylaws of the Company delivered to the Purchaser prior to the execution of this Agreement are true and complete copies of the duly and legally adopted Articles of Incorporation and Bylaws of the Company in effect as of the date of this Agreement. Except for the Company's acquisition of Peerless Chain Company pursuant to that certain Stock Purchase Agreement dated as of November 22, 1995 between the Company and Bridgewater Resources Corp., as amended by that certain First Amendment dated December 1, 1995 and that certain Second Amendment dated as of December 13, 1995 (the "Acquisition Agreement"), the Company does not have any direct or indirect equity interest in any other firm, corporation, partnership, joint venture association or other business organization.

                  5.2 Qualification. The Company is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary and failure to be so qualified or licensed would have a material adverse impact on its business.

                  5.3 Financial Statements. Attached hereto as Exhibit 3 are the Form 10-KSB of the Company for the fiscal year 1994, and the Form 10-QSB of the Company for the three-month period ended September 30, 1995, which Forms include balance sheets as of such dates, and a statement of earnings for the year and nine-month periods then ended. Such financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the balance sheet dates and the results of its operations for the periods therein specified, and (iii) have, in all material respects, been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Specifically, but not by way of limitation, the balance sheets or notes thereto disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued or contingent and whether due or to become due) of the Company at December 25, 1994 and September 30, 1995 (the "Balance Sheet Date") which, individually or in the aggregate, are material and which in accordance with generally accepted accounting principles would be required to be disclosed in such balance sheets, and the omission of which would, in the aggregate, have a material adverse impact on the Company. The balance sheets include appropriate reserves for all taxes and other liabilities accrued at such dates but not yet payable.

                  5.4 Tax Returns and Audits. All required federal, state and local tax returns or appropriate extension requests of the Company have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made. The Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. The Company has not received notice of any tax deficiency proposed or assessed against it, and has not executed any waiver of any statute of limitations on the assessment or collection of any tax. None of the tax returns of the Company has been audited by governmental authorities in a manner to bring such audits to the attention of the Company. The Company does not have any tax liabilities except those reflected in Exhibit 3 hereto and those incurred in the ordinary course of business since the Balance Sheet Date.

                  5.5 Changes, Dividends, etc. Except for the transactions contemplated by this Agreement, the Acquisition Agreement or as disclosed in the Form 8-K Report, since the Balance Sheet Date the Company has not: (a) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business, which (individually or in the aggregate) will not materially and adversely affect the business, properties or prospects of the Company; (b) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business; (c) declared or made any payment or distribution to its stockholders as such, or purchased or redeemed any of its shares of capital stock or other securities, or obligated itself to do so; (d) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (e) sold, transferred or leased any of its assets except in the ordinary course of business and except for the sale of the limited partnership interest in the Khan's Mongolian Barbeque restaurant operation and the real property in Roseville, Minnesota related thereto and the disposition of the Company's interest in the Fuddruckers leasehold and related restaurant equipment in Cottage Grove, Minnesota; (f) canceled or compromised any debt or claim, or waived or released any right of material value; (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company; (h) entered into any transaction other than in the ordinary course of business; (i) encountered any labor difficulties or labor union organizing activities; (j) issued or sold any shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto other than in accordance with the terms and conditions of the Company Stock Option Plan; (k) made any acquisition or disposition of any material assets or become involved in any other material transaction, other than for fair value in the ordinary course of business; (l) increased the compensation payable, or to become payable, to any of its directors or employees, or made any bonus payment or similar arrangement with any directors or employees or increased the scope or nature of any fringe benefits provided for its employees or directors other than the bonus payable to William H. Spell and the annual compensation payable to the directors of the Company as provided in Section 8.9 of this Agreement; or (m) agreed to do any of the foregoing other than pursuant hereto. There has been no material adverse change in the financial condition, operations, results of operations or business of the Company since the Balance Sheet Date.

                  5.6 Title to Properties and Encumbrances. The Company has good and marketable title to all its owned properties and assets, and the properties and assets used in the conduct of its business, which properties and assets are not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction, except (a) those which are shown and described in
Exhibit 3 hereto or the notes thereto, and (b) Permitted Liens (as hereinafter defined). The plant, offices and equipment owned and leased by the Company have been kept in good condition and repair in the ordinary course of business, and the Company has not been threatened with any action or proceeding under any building or zoning ordinance, law or regulation.

                  5.7 Litigation; Governmental Proceedings. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, its properties, assets or business, and the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. The Company has not been threatened with any action or proceeding under any business or zoning ordinance, law or regulation.

                  5.8 Compliance with Applicable Laws and Other Instruments. To the best knowledge of the Company, the business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all governmental authorities. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Articles of Incorporation or Bylaws of the Company. The Company is not in violation of its Articles of Incorporation or its Bylaws nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement in any material respect.

                  5.9 Class B Shares and Conversion Stock. The Class B Shares, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 4 hereof, and the shares of Conversion Stock issuable upon conversion of the Class B Shares have been reserved for issuance based upon the initial Conversion Price (as hereinafter defined), and when issued upon conversion will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 4 hereof. The certificates representing the Class B Shares to be delivered by the Company hereunder, and the certificates representing the Conversion Stock to be delivered upon the conversion of the Class B Shares, will be genuine, and the Company has no knowledge of any fact which would impair the validity thereof.

                  5.10 Securities Laws. Based in part upon the representations and warranties contained in Section 6 hereof, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Class B Shares or the offer of the Conversion Stock other than the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of these sales. The Company has not, directly or through an agent, offered the Class B Shares or the Conversion Stock or any similar securities for sale to, or solicited any offers to acquire such securities from, persons other than the Purchaser and other accredited investors. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Class B Shares and the offer of the Conversion Stock will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act.

                  5.11 Capital Stock. The authorized capital stock of the Company consists of 10,000,000 shares, of which 4,971,174 shares of Common Stock are issued and outstanding. In addition, the company has outstanding subscriptions, options, warrants or commitments under which the Company is obligated to issue an aggregate of 1,331,750 shares of Common Stock of the Company. The Company does not have any treasury shares. All of the outstanding shares of capital stock of the Company were duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, Convertible Securities (as hereinafter defined) or other agreements or arrangements of any character or nature whatever, except as set forth above or as contemplated by this Agreement, under which the Company is or may be obligated to issue capital stock or other securities of any kind representing an ownership interest or contingent ownership interest in the Company. Neither the offer nor the issuance or sale of the Class B Shares or the Conversion Stock constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase securities from the Company provided, however, that nothing in this Section 5.11 shall affect, alter or diminish any right granted to the Purchaser in this Agreement. All outstanding securities of the Company have been issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws.

                  5.12 Outstanding Debt. The Company has no Indebtedness for Borrowed Money (as hereinafter defined) except as otherwise set forth in Exhibits 2 and 3 hereto or the notes thereto. The Company is not in default in the payment of the principal of or interest or premium on any such Indebtedness for Borrowed Money, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such Indebtedness for Borrowed Money which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

                  5.13 Assets and Contracts.

         Attached hereto as Exhibit 4 is a list of contracts, agreements, leases, documents, commitments or other arrangements, in addition to those specified in Exhibit 2, to which the Company is a party or by which it is otherwise bound involving payments remaining to or from the Company in excess of $25,000 and other agreements material to the Company's business entered into outside of the ordinary course of business (the "Contracts"). All the Contracts are in effect and enforceable according to their respective terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies), and there is not under any Contract any existing material default or event of default or event which, with notice or lapse of time or both, would constitute an event of default thereunder. All parties to the Contracts are in substantial compliance therewith and no party is in material default in any respect thereunder.

                  5.14 Corporate Acts and Proceedings. This Agreement has been duly authorized by all necessary corporate action on behalf of the Company, and has been duly executed and delivered by authorized officers of the Company. All corporate action necessary to the authorization, creation, issuance and delivery of the Class B Shares and the Conversion Stock has been taken on the part of the Company, or will be taken by the Company on or prior to the Closing Date. This Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

                  5.15 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against or upon the Company or the Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold the Purchaser harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement.

                  5.16 Conflicts of Interest. Except as set forth in Exhibit 2 and in the Company's 10-KSB Report attached as Exhibit 3, no officer, director or stockholder of the Company or any affiliate (as such term is defined in Rule 405 under the Securities Act) of any such person has any direct or indirect interest (a) in any entity which does business with the Company, or (b) in any property, asset or right which is used by the Company in the conduct of its business, or (c) in any contractual relationship with the Company other than as an employee. For the purpose of this Section 5.16, there shall be disregarded any interest which arises solely from the ownership of less than a 1% equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

                  5.17 Licenses. The Company possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which (a) are necessary for it to engage in the business currently conducted by it, and (b) if not possessed by the Company would have an adverse impact on the Company's business. The Company has no knowledge that would lead it to believe that it will not be able to obtain all licenses, permits, authorizations, approvals, franchises and rights that may be required for any business the Company proposes to conduct.

                  5.18 Registration Rights. Except as set forth in Exhibit 2, and other than under this Agreement, the Company has not agreed to register any of its authorized or outstanding securities under the Securities Act.

                  5.19 Retirement Plans. The Company does not have any retirement plan in which any employees of the Company participate that is subject to any provisions of the Employee Retirement Income Security Act of 1974 and of the regulations adopted pursuant thereto ("ERISA").

                  5.20 Environmental and Safety Laws. To the best of its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  5.21 Acquisition Agreement. The Company has furnished to the Purchaser a true, complete and correct copy of the Acquisition Agreement. The Acquisition Agreement has not subsequently been amended, supplemented or modified, and constitutes the complete understanding between the Company and Bridgewater Resources Corp. in respect of the matters and transactions covered thereby. The Acquisition Agreement has been duly executed and delivered by the parties thereto and is in full force and effect. All representations and warranties made by the Company in the Acquisition Agreement, and, to the best knowledge of the Company after due inquiry, all representations and warranties made by Bridgewater Resources Corp. in the Acquisition Agreement, are true and correct in all material respects.

                  5.22 Disclosure. The Company has not knowingly withheld from the Purchaser any material facts relating to the assets, business, operations, financial condition or prospects of the Company. No representation or warranty in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

         6. Representations and Warranties of Purchaser. The Purchaser represents and warrants that:

                  6.1 Investment Intent. The Class B Shares being acquired by the Purchaser hereunder are being purchased, and the Conversion Stock acquired by the Purchaser upon conversion of such Class B Shares will be acquired, for the Purchaser's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. The Purchaser understands that the Class B Shares and the Conversion Stock have not been registered under the Securities Act or any applicable state laws by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws, and that the reliance of the Company and others upon this exemption is predicated in part upon this representation and warranty. The Purchaser further understands that the Class B Shares and Conversion Stock may not be transferred or resold without (a) registration under the Securities Act and any applicable state securities laws, or (b) an exemption from the requirements of the Securities Act and applicable state securities laws.

         The Purchaser understands that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission") and that in any event the Purchaser may not sell any securities pursuant to Rule 144 prior to the expiration of a two-year period after the Purchaser has acquired the securities. The Purchaser understands that any sales pursuant to Rule 144 may only be made in full compliance with the provisions of Rule 144.

                  6.2 Location of Principal Office and Qualification as Accredited Investor. The Purchaser's principal office is located in the State of Minnesota. The Purchaser qualifies as an accredited investor within the meaning of Rule 501 under the Securities Act. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment to be made hereunder by the Purchaser. The Purchaser has had an opportunity to ask questions concerning investment in the Company of officers of the Company, and its subsidiary, Peerless Chain Company, and has received answers to the same to its satisfaction.

                  6.3 Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the part of the Purchaser, has been duly executed and delivered by the Purchaser, and is a valid and binding agreement upon the part of the Purchaser.

                  6.4 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission by the Purchaser, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. The Purchaser will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of such Purchaser in connection with the transactions contemplated by this Agreement.

         7. Conditions of the Purchaser's Obligation. The obligation to purchase and pay for the Class B Shares which the Purchaser has agreed to purchase on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the following conditions. In the event that any such condition is not satisfied to the satisfaction of the Purchaser, then the Purchaser shall not be obligated to proceed with the purchase of the Class B Shares.

                  7.1 No Errors, etc. The representations and warranties of the Company under this Agreement shall be true in all material respects as of the Closing Date with the same effect as though made on and as of the Closing Date.

                  7.2 Compliance with Agreement. The Company shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

                  7.3 Certificate of Officers. The Company shall have delivered to the Purchaser a certificate, dated the Closing Date, executed by the President and the senior financial officer of the Company and certifying to the satisfaction of the conditions specified in Sections 7.1, 7.2 and 7.5 hereof.

                  7.4 Opinion of Company's Counsel. The Company shall have delivered to the Purchaser an opinion or opinions of Briggs and Morgan, counsel for the Company, dated the Closing Date, to the effect that:

                  (a) The Company is a duly and validly organized and existing corporation in good standing under the laws of the State of Minnesota; has the corporate power and authority to enter into this Agreement, to issue and sell the Class B Shares and the Conversion Stock as contemplated by this Agreement, and to carry out the provisions of this Agreement; has the corporate power and authority to own and hold its properties owned and leased and to carry on the business in which it is engaged; and has not failed to qualify to do business as a foreign corporation in good standing in any state or jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification necessary and failure to be so qualified would have a material adverse effect upon the Company.

                  (b) This Agreement has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

                  (c) A Certificate of Designation containing the Class B Stock Provisions has been duly adopted by all necessary corporate action, and has been duly filed with the Secretary of State of the State of Minnesota (no other filing or recording is necessary to perfect the rights and privileges of the holders of the Class B Shares).

                  (d) The Class B Shares are entitled to the rights, preferences and provisions of the Class B Stock Provisions subject, however, to bankruptcy, insolvency, moratorium or reorganization laws and judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

                  (e) The Class B Shares have been duly authorized, issued and delivered by the Company and are fully paid and nonassessable, and the certificates for the Class B Shares are in valid and sufficient form.

                  (f) The Conversion Stock has been duly authorized and reserved for issuance upon conversion of the Class B Shares based upon the initial Conversion Price, and when issued upon such conversion in accordance with the terms and conditions of the Class B Shares and those of this Agreement the Conversion Stock will be duly authorized and issued and will be fully paid and nonassessable.

                  (g) All corporate proceedings required by law or by the provisions of this Agreement to be taken by the Board of Directors and the stockholders of the Company on or prior to the Closing Date in connection with the execution and delivery of this Agreement, the offer, issuance and sale of the Class B Shares and the Conversion Stock, and in connection with the consummation of the transactions contemplated by this Agreement, have been duly and validly taken.

                  (h) The Company is authorized by its Articles of Incorporation to issue 10,000,000 shares, of which 1,227,273 shares have been designated class B common shares. The Class B Shares are the only class B common shares that are issued and outstanding. There are 4,971,174 common shares duly issued and outstanding, all of which are fully paid and nonassessable. The issuance and sale of such outstanding common shares were registered under, or exempt from registration under, the Securities Act and such shares were issued in conformity with the permit or qualification requirements of all applicable state securities laws. Except for such class B common shares and such common shares, the Company has no other authorized or outstanding series or class of capital stock, and, to the knowledge of such counsel, there are no outstanding securities convertible into common shares of the Company or outstanding options, warrants or other rights to acquire securities of the Company, other than (a) the Class B Shares, and (b) options and warrants granted under this Agreement or disclosed in Section 5.11 above and Exhibit 2 to this Agreement. To the knowledge of such counsel, there are no agreements or understandings on the part of the Company with respect to the registration of any securities of the Company under the Securities Act, other than those granted under this Agreement, and there are no obligations on the part of the Company to purchase or redeem any outstanding shares of capital stock of the Company.

                  (i) The Articles of Incorporation of the Company do not provide for any security holder preemptive or similar rights to subscribe for or purchase any shares of capital stock of the Company, and, no security holder of the Company has been granted preemptive or similar rights to subscribe for or to purchase any shares of capital stock of the Company pursuant to any agreement of which such counsel has knowledge, nor will any security holder of the Company be entitled to any such rights as a result of the execution or delivery of this Agreement or the issuance of the Class B Shares or the Conversion Stock.

                  (j) Assuming the accuracy of the representations of the Purchaser set forth in Section 6 hereof, the Company has obtained the approval or consent of all governmental agencies or bodies required to be obtained by it for the legal and valid execution and delivery of this Agreement and the legal and valid offer, issuance and sale of the Class B Shares and the offer of the Conversion Stock to the Purchaser through conversion by it of the Class B Shares and for the performance of the obligations of the Company under any provisions of this Agreement. The Company is not in violation of any term, provision or condition of its Articles of Incorporation or Bylaws, or, to the best of such counsel's actual knowledge, in violation of any material term, provision or condition of any agreement or other instrument to which the Company is a party or by which it is bound or to which any of its properties, assets or business is subject or any judgment, decree or order known to such counsel or to the best of such counsel's actual knowledge any statute, rule or regulation; and the execution, delivery and performance of this Agreement, the offer, issuance and sale of the Class B Shares and the Conversion Stock and the consummation of the transactions contemplated by this Agreement will not result in any breach or violation of the terms or provisions of, or constitute a default under, the Articles of Incorporation or the Bylaws of the Company or, to the best of such counsel's actual knowledge, in violation of any material term, provision or condition of any agreement or other instrument to which the Company is a party or by which it is bound or to which any of its properties, assets or business is subject or any judgment, decree or order known to such counsel or to the best of such counsel's actual knowledge any statute, rule or regulation.

                  (k) Assuming the accuracy of the representations of the Purchaser set forth in Section 6 hereof, the offer, sale, issuance and delivery of the Class B Shares and the offer of the Conversion Stock to the Purchaser through conversion by it of the Class B Shares under the circumstances contemplated by the Amendment and this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act, and all registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful offer, sale, issuance and delivery of the Class B Shares and the Conversion Stock have been obtained.

                  (l) Such counsel have no knowledge of any litigation, proceeding or governmental investigation pending or threatened against the Company, its key management employees, properties or business which, if determined adversely to the Company, would have a material adverse effect upon the financial condition, operations, results of operations or business of the Company.

                  7.5 No Event of Default. There shall exist at the time of Closing no condition or event which would constitute an Event of Default (as hereinafter defined) or which, after notice or lapse of time or both, would constitute an Event of Default.

                  7.6 Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Class B Shares and the offer of the Conversion Stock shall have been obtained.

                  7.7 Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to the Purchaser and its special counsel.

                  7.8 Co-Sale Agreements. William H. Spell; Harry W. Spell; and Bruce A. Richard shall each have entered into a Co-Sale Agreement with the Purchaser substantially in the form of Exhibit 5 hereto.

                  7.9 Capital Adequacy. The Purchaser shall be satisfied with the capital adequacy and solvency of the Company after giving effect to the transactions contemplated by this Agreement and shall have received such evidence as necessary to enable the Purchaser to make a determination regarding the capital adequacy and solvency of the Company.

                  7.10 Corporate Structure. The corporate structure of the Company shall be acceptable to the Purchaser, in its sole discretion.

                  7.11 Up-Front Fee. The Company shall have paid to the Purchaser an up-front fee of $35,000.

                  7.12 Tax Matters. The Purchaser shall be satisfied with all material tax consequences of the transactions contemplated by this Agreement (including, without limitation, allocation of the purchase price to each asset class, amortization and depreciation of each asset class, and the deductibility of such amortization and depreciation), and shall have received professional opinions, in form and substance satisfactory to the Purchaser, addressing such tax consequences.

                  7.13 Employment Agreements. The Company shall have caused Peerless Chain Company to have entered into employment agreements with each of its management employees which contain terms and conditions that are satisfactory to the Purchaser in its sole and absolute discretion.

                  7.14 Revolver Availability. As of the Closing Date, the Company shall have at least $1 million in borrowing availability under its revolving credit facility.

                  7.15 Consulting Agreement. The Company and the Purchaser shall have entered into a consulting agreement in form and substance satisfactory to the Purchaser.

         8. Affirmative Covenants. Subject to the provisions of Section 14 hereof and so long as the Purchaser owns ten percent (10%) or more of the Company's outstanding Common Stock (including any Class B Shares owned by the Purchaser), the Company covenants and agrees that:

                  8.1 Corporate Existence. The Company will maintain and cause each Subsidiary (as hereinafter defined) to maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof and of any governmental authority where failure to so comply would have a material adverse impact on the Company or its business or operations.

                  8.2 Books of Account and Reserves. The Company will, and will cause each of its Subsidiaries to, keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the Commission and have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company and its Subsidiaries as will satisfy the requirements of the Commission in effect at such time with respect to certificates and opinions of accountants.

                  8.3 Furnishing of Financial Statements and Information. The Company will deliver to the Purchaser:

                  (a) as soon as practicable, but in any event within 45 days after the close of each month, unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month, together with the related consolidated and consolidating statements of operations and cash flow for such month, setting forth the budgeted figures for such month prepared and submitted in connection with the Company's annual plan as required under Section 8.5 hereof and in comparative form figures for the corresponding month of the previous fiscal year, all in reasonable detail and certified by an authorized accounting officer of the Company, subject to year-end adjustments;

                  (b) as soon as practicable, but in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries, as of the end of such fiscal year, together with the related consolidated statements of operations, stockholders' equity and cash flow for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail and duly certified by the Company's independent public accountants, which accountants shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

                  (c) within 90 days after the end of each fiscal year, written notice of the current Conversion Price for the Class B Shares, including a brief statement indicating any adjustments reasonably anticipated;

                  (d) promptly upon transmission thereof, copies of all reports, proxy statements, registration statements and notifications filed by it with the Commission pursuant to any act administered by the Commission or furnished to stockholders of the Company or to any national securities exchange;

                  (e) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of the Company and any Subsidiaries as is available to the Company and as from time to time the Purchaser may reasonably request;

                  (f) promptly following the issuance of any Additional Class B Shares of Common Stock or of any Convertible Securities, or any options, warrants or other rights to purchase Additional Class B Shares of Common Stock or Convertible Securities, as these terms are hereinafter defined, written notice of the amount of securities so issued and the total consideration received therefor;

                  (g) at least 30 days prior to the earlier of (i) the execution of any agreement relating to any merger or consolidation of the Company or any of its Subsidiaries with another corporation, or a plan of exchange involving the outstanding capital stock of the Company or any of its Subsidiaries, or the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company or any of its Subsidiaries to another corporation, or (ii) the holding of any meeting of the stockholders of the Company for the purpose of approving such action, written notice of the terms and conditions of such proposed merger, consolidation, plan of exchange, sale, transfer or other disposition; and

                  (h) within 15 days after the Company learns in writing of the commencement or threatened commencement of any material suit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company, any of its Subsidiaries or their respective businesses, assets or properties, written notice of the nature and extent of such suit or proceeding.

                  8.4 Inspection. The Company will permit the Purchaser and any of its partners, officers or employees, or any outside representatives designated by the Purchaser and reasonably satisfactory to the Company, to visit and inspect at the Purchaser's expense any of the properties of the Company or its Subsidiaries, including their books and records (and to make photocopies thereof or make extracts therefrom), and to discuss their affairs, finances, and accounts with their officers, lawyers and accountants, except with respect to trade secrets and similar confidential information, all to such reasonable extent and at such reasonable times and intervals as the Purchaser may reasonably request. Except as otherwise required by laws or regulations applicable to the Purchaser, the Purchaser shall maintain, and shall require its representatives to maintain, all information obtained pursuant to Section 8.3 hereof, this Section 8.4 and Section 8.5 hereof on a confidential basis.

                  8.5 Preparation and Approval of Budgets. At least one month prior to the beginning of each fiscal year of the Company, the Company shall prepare and submit to its Board of Directors, for its review and approval, an annual plan for such year, which shall include monthly capital and operating expense budgets, balance sheets, cash flow statements and profit and loss projections itemized in such detail as the Board of Directors may reasonably request. Each annual plan shall be modified as often as is necessary in the judgment of the Board of Directors to reflect changes required as a result of operating results and other events that occur, or may be reasonably expected to occur, during the year covered by the annual plan, and copies of each such modification shall be submitted to the Board of Directors. The Company will deliver to the Purchaser a copy of each such annual plan as approved by the Board of Directors.

                  8.6 Payment of Taxes and Maintenance of Properties. The Company will, and will cause each Subsidiary to:

                  (a) pay and discharge promptly, or cause to be paid and discharged promptly when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its properties, as well as all material claims of any kind (including claims for labor, material and supplies) which, if unpaid, might by law become a lien or charge upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary as the case may be shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed adequate by it with respect thereto; and

                  (b) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make, or cause to be made, all repairs and renewals and replacements which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; the Company will maintain or cause to be maintained back-up copies of all valuable papers and software.

                  8.7 Insurance. The Company will, and will cause each Subsidiary to, obtain and maintain in force such property damage, public liability, business interruption, worker's compensation, indemnity bonds and other types of insurance as the Company's executive officers, after consultation with an accredited insurance broker, shall determine to be necessary or appropriate to protect the Company from the insurable hazards or risks associated with the conduct of the Company's business. The Company's executive officers shall periodically report to the Board of Directors on the status of such insurance coverage.

         All insurance shall be maintained in at least such amounts and to such extent as shall be determined to be reasonable by the Board of Directors; and all such insurance shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company or any Subsidiary may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.

                  8.8 Payment of Indebtedness and Discharge of Obligations. The Company will, and will cause each Subsidiary to, pay or cause to be paid the principal of and interest and premium, if any, on all Indebtedness for Borrowed Money heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable, unless such Indebtedness for Borrowed Money is renewed or extended. The Company will, and will cause each Subsidiary to, faithfully observe, perform and discharge all of the material covenants, conditions and obligations which are imposed on it by any and all indentures and other agreements securing or evidencing such Indebtedness for Borrowed Money or pursuant to which such Indebtedness for Borrowed Money is issued, and will not permit the continuance of any act or omission which is or under the provisions thereof may be declared to be a material default thereunder, unless such default is waived pursuant to the provisions thereof. Neither the Company nor any Subsidiary shall be required to make any payment or to take any other action by reason of this Section 8.8 at any time while it shall be currently contesting in good faith by appropriate proceedings its obligations to make such payment or to take such action provided that the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed adequate by it with respect thereto.

                  8.9 Directors' and Stockholders' Meetings. The holders of the Class B Shares shall have the right to elect directors of the Company as set forth in the Class B Stock Provisions.

         The Company shall reimburse such holders of Class B Shares for the reasonable out-of-pocket expenses incurred by them or the directors elected by them pursuant to the Class B Stock Provisions in connection with the attending of meetings by their director designees or carrying out any other duties by such director designees that may be specified by the Board of Directors; shall pay such director designees the same compensation paid to the other non-employee directors of the Company (as set forth below); and shall maintain as part of its Articles of Incorporation or Bylaws a provision for the indemnification of its directors to the full extent permitted by law.

         As consideration for serving on the Board of Directors of the Company, the Company shall (i) pay each non-employee director or, in the case of the director appointed by the Purchaser, the Purchaser, an annual fee of $6,000 per year, payable quarterly in arrears in an amount equal to $1,500, and (ii) subject to shareholder approval, issue to each director options to purchase 50,000 shares of the Company's Common Stock at fair market value on November 1, 1995 or such later date as a non-employee director shall first be elected or appointed. The Company acknowledges and consents to any transfer by the Purchaser-appointed director to the Purchaser of any shares of Common Stock received by such Purchaser-appointed director upon exercise of such options.

         The Company agrees, as a general practice, to hold a meeting of its Board of Directors at least once every three months, and during each year to hold its annual meeting of stockholders on or approximately on the date provided in its Bylaws.

                  8.10 Replacement of Certificates Representing Class B Shares or Conversion Stock. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing Class B Shares or Conversion Stock and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the certificates representing Class B Shares or Conversion Stock, as the case may be, the Company will issue new certificates representing Class B Shares or Conversion Stock, as the case may be, of like tenor, in lieu of such lost, stolen, destroyed or mutilated certificates representing Class B Shares or Conversion Stock, as the case may be.

                  8.11 Application of Proceeds. Unless otherwise approved by the Purchaser, the net proceeds received by the Company from the sale of the Class B Shares shall be used to retire the Seller Indebtednesss and indebtedness evidenced by that certain Stock Purchase Note dated December 13, 1995 in the original principal amount of $100,000 executed by the Company and made payable to the order of Harry W. Spell and that certain Stock Purchase Note dated December 13, 1995 in the original principal amount of $125,000 executed by the Company and made payable to the order of Pyramid Investors.

                  8.12 Retirement Plans. The Company will cause each retirement plan of the Company or any of its Subsidiaries in which any employees of the Company or of any of its Subsidiaries participate that is subject to the provisions of ERISA and the documents and instruments governing each such plan to be conformed to when necessary, and to be administered in a manner consistent with, those provisions of ERISA and the Internal Revenue Code which may, from time to time, become effective and operative with respect to such plans; and if requested by the Purchaser in writing from time to time, furnish to the Purchaser a copy of any annual report with respect to each such plan that the Company files with the Internal Revenue Service pursuant to ERISA. The Company will not, and will not permit, any Subsidiary to (i) engage in any "prohibited transaction," (ii) incur any "accumulated funding deficiency," whether or not waived, (iii) terminate any retirement plan in a manner which could result in the imposition of a lien on any property of the Company or any of its Subsidiaries, or (iv) incur any withdrawal liability in connection with any "multiemployer plan."

                  8.13 Filing of Reports. The Company will, from and after such time as it has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or has securities registered pursuant to the Securities Act, make timely filing of such reports as are required to be filed by it with the Commission so that Rule 144 under the Securities Act or any successor provision thereto will be available to the security holders of the Company who are otherwise able to take advantage of the provisions of such Rule.

                  8.14 Rule 144A. The Company agrees that, upon the request of any holder of Class B Shares or Conversion Stock or any prospective purchaser of Class B Shares or Conversion Stock the Company shall promptly provide (but in any case within 15 days of a request) to such holder or potential purchaser the following information: (a) a brief statement of the nature of the business of the Company and its Subsidiaries and the products and services they offer; (b) the Company's most recent consolidated balance sheets and profit and loss and retained earnings statements, and similar financial statements for such part of the two preceding fiscal years prior to such request as the Company has been in operation (such financial information shall be audited, to the extent reasonably available); and (c) such other information about the Company, its Subsidiaries and their business, financial condition and results of operations as the requesting person shall request in order to comply with Rule 144A promulgated under the Securities Act and the antifraud provisions of the federal and state securities laws.

         The Company hereby represents and warrants to any such requesting person that the information provided by the Company pursuant to this Section
8.14 will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         9. Negative Covenants. Subject to the provisions of Section 14 hereof and so long as the Purchaser owns ten percent (10%) or more of the Company's outstanding Common Stock (including any Class B Shares owned by the Purchaser), the Company will not without the prior approval of the Purchaser:

                  (a) make or permit any Subsidiary to make loans or advances to any person (including without limitation to any officer, director or stockholder of the Company or any Subsidiary), firm, association or corporation, except loans and advances to the Company and its wholly-owned Subsidiaries and advances to suppliers and employees made in the ordinary course of business; or

                  (b) pay, or permit any Subsidiary to pay, compensation, whether by way of salaries, bonuses, participations in pension or profit sharing plans, fees under management contracts or for professional services or fringe benefits to any officer in excess of amounts fixed by the Board of Directors of the Company prior to any payment to such officer; or

                  (c) make any material change in the nature of its business as carried on at the date of this Agreement; provided, however, that for purposes of this Section 9, any entry into, or exit from similar lines of business (whether by acquisition, disposition or otherwise) shall not be a material change in the nature of its business as carried on at the date of this Agreement.

         10. Conversion Stock.

                  10.1 Conversion of Class B Shares. Any holder of any Class B Shares may, at its option, at any time and from time to time, convert such Class B Shares, or any thereof, into Conversion Stock at the rate and upon the terms and conditions and subject to the adjustments set forth in the Class B Stock Provisions.

                  10.2 Stock Fully Paid; Reservation of Class B Shares. The Company covenants and agrees that all Conversion Stock that may be issued upon conversion of the Class B Shares will, upon issuance in accordance with the terms of the Class B Stock Provisions, be fully paid and nonassessable, and that the issuance thereof shall not give rise to any preemptive rights on the part of any person. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock for the purpose of issue upon the conversion of the Class B Shares.

                  10.3 Adjustment of Number of Class B Shares and Conversion Price. The number of shares of Common Stock issuable upon conversion of Class B Shares and the Conversion Price with respect thereto shall be subject to adjustment from time to time as set forth in the Class B Stock Provisions.

         11. Registration of Stock.

                  11.1 Required Registration. If the Company shall receive a written request therefor from any record holder or holders of an aggregate of at least a majority of the shares of Purchased Stock not theretofore registered under the Securities Act and sold, the Company shall prepare and file a registration statement under the Securities Act covering the shares of Purchased Stock which are the subject of such request and shall use its best efforts to cause such registration statement to become effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of shares of Purchased Stock not theretofore registered under the Securities Act and sold that such registration is to be effected. The Company shall include in such registration statement such shares of Purchased Stock for which it has received written requests to register by such other record holders within 30 days after the delivery of the Company's written notice to such other record holders. The Company shall be obligated to prepare, file and cause to become effective only two registration statements (other than on Form S-3 or any successor form promulgated by the Commission ("Form S-3")) pursuant to this Section 11.1, and to pay the expenses associated with such registration statements; notwithstanding the foregoing, the record holder or holders of an aggregate of at least a majority of the shares of Purchased Stock not theretofore registered under the Securities Act and sold may require, pursuant to this Section 11.1, the Company to file, and to pay the expenses associated with, any number of registration statements on Form S-3, if such form is then available for use by the Company and such record holder or holders and at least 100,000 shares are to be included on any such registration statement. In the event that the holders of a majority of the Purchased Stock for which registration has been requested pursuant to this Section 11.1 determine for any reason not to proceed with a registration at any time before a registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Purchased Stock covered thereby, and the holders of such Purchased Stock agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Purchased Stock, then the holders of such Purchased Stock shall not be deemed to have exercised their right to require the Company to register Purchased Stock pursuant to this Section 11.1.

         If, at the time any written request for registration is received by the Company pursuant to this Section 11.1, the Company shall have previously determined to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders, such written request shall be deemed to have been given pursuant to Section 11.2 hereof rather than this Section 11.1, and the rights of the holders of Purchased Stock covered by such written request shall be governed by Section 11.2 hereof.

         Without the written consent of the holders of a majority of the Purchased Stock for which registration has been requested pursuant to this
Section 11.1, neither the Company nor any other holder of securities of the Company may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the Purchased Stock or require the exclusion of any portion of the Purchased Stock to be registered.

         If the Company delivers written notice to all record holders of Purchased Stock of its determination to file a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities, such holders of Purchased Stock agree not to exercise their right to demand registration of any shares of Purchased Stock pursuant to this
Section 11.1 for a period not to exceed 120 days from the date of such registration.

                  11.2 Incidental Registration. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than a registration statement on a form that does not permit the inclusion of shares by its security holders), the Company will give written notice of its determination to all record holders of Purchased Stock not theretofore registered under the Securities Act and sold. Upon the written request of a record holder of any shares of Purchased Stock given within 10 business days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such shares of Purchased Stock, the record holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Purchased Stock to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it; provided further, however, that if the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of those selling security holders who wish to proceed with a public offering of their securities and who bear all expenses in excess of $25,000 incurred by the Company as the result of such registration after the Company has decided not to proceed. If any registration pursuant to this Section 11.2 shall be underwritten in whole or in part, the Company may require that the Purchased Stock requested for inclusion pursuant to this Section 11.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Purchased Stock originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Purchased Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration. Those shares of Purchased Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 120 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

                  11.3 Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1 or 11.2 hereof to effect the registration of shares of Purchased Stock under the Securities Act, the Company will:

                  (a) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                  (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                  (c) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                  (e) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (f) notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (g) prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Purchased Stock by such holder;

                  (h) prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                  (i) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (j) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

                  (k) at the request of any such holder, furnish: (i) an opinion, dated as of the closing date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request; and (ii) letters dated as of the effective date of the registration statement and as of the closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request.

                  11.4 Expenses. With respect to each registration, including registrations pursuant to Form S-3, requested pursuant to Section 11.1 hereof (except as otherwise provided in such Section with respect to registrations voluntarily terminated at the request of the requesting security holders) and with respect to each inclusion of shares of Purchased Stock in a registration statement pursuant to Section 11.2 hereof (except as otherwise provided in Section 11.2 with respect to registrations initiated by the Company but with respect to which the Company has determined not to proceed), the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), all internal Company expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability (if any) arising out of such public offering. Fees and disbursements of counsel and accountants for the selling security holders, underwriting discounts and commissions and transfer taxes relating to the shares included in the offering by the selling security holders, and any other expenses incurred by the selling security holders not expressly included above, shall be borne by the selling security holders.

                  11.5 Indemnification. In the event that any Purchased Stock is included in a registration statement under Section 11.1 or 11.2 hereof:

                  (a) The Company will indemnify and hold harmless each holder of shares of Purchased Stock which are included in a registration statement pursuant to the provisions of this Section 11, its directors and officers, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                  (b) Each holder of shares of Purchased Stock which are included in a registration pursuant to the provisions of this Section 11 will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 11.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or
         (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         12. Default.

                  12.1 Events of Default. Each of the following events shall be an event of default (an "Event of Default") for purposes of this Agreement:

                  (a) if any representation or warranty made by or on behalf of the Company in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or thereof shall prove to have been untrue or incorrect in any material respect as of the date of this Agreement or as of the Closing Date; or

                  (b) if default shall be made in the due and punctual performance or observance of any other term contained in this Agreement, and such default shall have continued for a period of 15 days after written notice thereof to the Company by the holder of any Class B Shares.

                  12.2 Suits for Enforcement. In case any one or more Events of Default shall have occurred and be continuing, unless such Events of Default shall have been waived, the holders of a majority of the Class B Shares may proceed to protect and enforce their rights under this Section 13 by suit in equity or action at law. It is agreed that in the event of such action such holders of Class B Shares shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and reasonable fees, costs and expenses of appeals; provided, however, that the holders of Class B Shares shall be entitled to receive the reasonable fees and expenses of only one firm of designated attorneys.

                  12.3 Remedies Cumulative. No right, power or remedy conferred upon any holder of Class B Shares shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise.

                  12.4 Remedies not Waived. No course of dealing between the Company and any Purchaser or the holder of any Class B Shares, and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy; provided, however, that this Section 12.4 shall not be construed or applied so as to negate the provisions and intent of any statute which is otherwise applicable.

         13. Definitions. Unless the context otherwise requires, the terms defined in this Section 13 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined below shall, except as otherwise expressly provided, be determined by reference to the Company's books of account and in conformity with generally accepted accounting principles as applied to such books of account in the opinion of the independent certified public accountants selected by the Board of Directors of the Company as required under the provisions of Section 8.3 hereof.

                  13.1 "Additional Class B Shares of Common Stock" shall mean all shares of Common Stock of the Company issued by the Company on or after the Closing Date, except the Conversion Stock.

                  13.2 "Common Stock" shall mean the Company's authorized common shares, any additional common shares which may be authorized in the future by the Company, and any stock into which such common shares may hereafter be changed, and, except for the Class B Common Shares, shall also include stock of the Company of any other class which is not preferred as to dividends or as to distributions of assets on liquidation, dissolution or winding up of the Company over any other class of stock of the Company, and which is not subject to redemption.

                  13.3 "Company" shall mean Discus Acquisition Corporation only, and shall not include its subsidiary Peerless Chain Company or any other Subsidiary or affiliate.

                  13.4 "Company Stock Option Plan" shall mean the Company's 1994 Stock Option Plan and the 1984 Employee Stock Option Plan, as each such plan may be amended.

                  13.5 "Conversion Price" shall mean such price at which the Class B Shares are convertible into Common Stock pursuant to Section 10 hereof and the Class B Stock Provisions.

                  13.6 "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Additional Class B Shares of Common Stock.

                  13.7 "Form 8-K Report" shall mean the Company's Form 8-K Report reporting an event as of December 14, 1995, a copy of which is attached to this Agreement in Exhibit 2 and deemed incorporated herein by reference.

                  13.8 "Indebtedness for Borrowed Money" shall include only indebtedness of the Company and its Subsidiaries incurred as the result of a direct borrowing of money and shall not include any other indebtedness including, but not limited to, indebtedness incurred with respect to trade accounts.

                  13.9 "Permitted Liens" shall mean (a) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; and (b) liens in respect of pledges or deposits under worker's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's, landlord's and statutory and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith, and liens and encumbrances incidental to the conduct of the business of the Company or any Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

                  13.10 "Purchased Stock" shall mean the Class B Shares, the Conversion Stock and the stock or other securities of the Company issued in a stock split or reclassification of, or a stock dividend or other distribution on or in substitution or exchange for, or otherwise in connection with, any of the foregoing securities, or in a merger or consolidation involving the Company or a sale of all or substantially all of the Company's assets. Nothing in this
Section 13.10 shall be deemed to require the Company to register any Class B Shares it being understood that the registration rights granted by Section 11 hereof relate only to shares of Common Stock and securities issued in substitution or exchange therefor.

                  13.11 "Seller Indebtedness" shall mean the indebtedness evidenced by that certain Purchase Money Note dated December 13, 1995, executed by the Company and payable to the order of Bridgewater Resources Corp. in the original principal amount of $1,200,000.

                  13.12 "Subsidiary" shall mean any corporation, association or other business entity more than a majority (by number of votes) of the voting stock of which is owned or controlled, directly or indirectly, by the Company or by one or more of its Subsidiaries or both.

         14. Consents; Waivers and Amendments. Except as otherwise specifically provided herein, in each case in which approval of the Purchaser or holders of Class B Shares is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written consent of the holders owning at least a majority of the Purchased Stock then outstanding (for purposes of this Section 14, the holders of Class B Shares shall have a number of votes equal to the number of shares of Common Stock into which the Class B Shares are convertible). With the written consent of holders owning at least a majority of the Purchased Stock then outstanding, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and with the same approval the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations of the holders of the Purchased Stock and of the Company; provided, however, that no such waiver or supplemental agreement shall (a) amend the terms of the Class B Shares as set forth in the Certificate of Designation (any such amendment to the terms of the Class B Shares shall require the vote of the holders of the Class B Shares called for by the Certificate of Designation), or
(b) reduce the aforesaid percentage of Purchased Stock, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of all of the record holders of shares whose rights would be affected by such reduction. Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given to the record holders of the Purchased Stock who have not previously consented thereto in writing.

         15. Changes, Waivers, etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 15 hereof.

         16. Payment of Fees and Expenses of Purchaser. Upon the consummation of the sale of Class B Shares anticipated by this Agreement or upon failure by the Company to consummate such sales, the Company will pay the reasonable out-of-pocket expenses incurred by the Purchaser in connection with the transactions herein contemplated, including without limitation the reasonable fees and out-of-pocket expenses of Faegre & Benson for their services as special counsel to the Purchaser in connection with the transactions herein contemplated and reasonable out-of-pocket due diligence and travel expenses. The Company will also pay (a) all fees and expenses incurred by the Purchaser with respect to any amendments or waivers requested by the Company (whether or not the same become effective) under or in respect of this Agreement or the agreements contemplated hereby, and (b) all fees and expenses incurred by the Purchaser with respect to the enforcement of the rights granted under this Agreement or the agreements contemplated hereby.

         17. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail,

                  (a) if to any holder of any Purchased Stock, addressed to such holder at its address as shown on the books of the Company, or at such other address as such holder may specify by written notice to the Company, or

                  (b) if to the Company, addressed to the Company, 2400 Metropolitan Centre, 333 South Seventh Street, Minneapolis, Minnesota 55402, attention: President, or to such other address as the Company may specify by written notice to the Purchaser, and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received.

         18. Survival of Representations and Warranties, etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by the Purchaser or on their behalf, and the sale and purchase of the Class B Shares and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or contemplation of the transactions herein contemplated (other than legal opinions) shall constitute representations and warranties by the Company hereunder.

         19. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the Purchased Stock.

         20. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         21. Choice of Law. It is the intention of the parties that the laws of Minnesota shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         22. Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank]


         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding contract among you and the undersigned.

                                           Very truly yours,

                                           DISCUS ACQUISITION CORPORATION


                                           By /s/ William H. Spell
                                                  Chief Executive Officer


The foregoing Agreement is hereby
accepted as of the date first above written.

NORTHLAND BUSINESS CAPITAL, L.L.P.



By /s/ Brian K. Smith
       Partner






                                                                       EXHIBIT 2


                               EXCEPTION SCHEDULE


                                    Attached




                                                                       EXHIBIT 3


                              FINANCIAL STATEMENTS


                                    Attached




                                                                       EXHIBIT 4


                                    CONTRACTS

         None, except that certain Commercial Continuing Guaranty executed by the Company on December 13, 1995 in favor of American Commercial Bank guaranteeing promissory notes of officers and/or directors of the Company to American Commercial Bank in the aggregate principal amount of $415,000.





                                                                       EXHIBIT 5

                            FORM OF CO-SALE AGREEMENT

                                    Attached